Exhibit 99.1

FOR IMMEDIATE RELEASE
April 24, 2019

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

Bethesda, MD - April 24, 2019 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2019.

FIRST QUARTER 2019 FINANCIAL HIGHLIGHTS

•	$1.22 comprehensive income per common share, comprised of:

◦	$0.47 net income per common share

◦	$0.75 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.52 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.04 per common share of dollar roll income associated with the Company's $8 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.07) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$17.23 tangible net book value per common share as of March 31, 2019

◦	Increased $0.67 per common share, or 4.0%, from $16.56 per common share as of December 31, 2018

◦	Excludes $526 million, or $0.98 per common share, of goodwill as of March 31, 2019

•	$0.54 dividends declared per common share for the first quarter

◦	Anticipated reduction of monthly dividend to $0.16 per common share, or $0.48 per quarter, beginning with the dividend to be declared in May 2019

◦	Adjusted rate represents a dividend yield of 10.6% based on April 23, 2019 closing stock price

•	7.3% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $0.67 increase in tangible net book value per common share

AGNC Investment Corp.
April 24, 2019

OTHER FIRST QUARTER HIGHLIGHTS

•	$102.2 billion investment portfolio as of March 31, 2019, comprised of:

◦	$93.5 billion Agency MBS

◦	$7.0 billion TBA mortgage position

◦	$1.8 billion credit risk transfer ("CRT") and non-Agency securities

•	9.4x tangible net book value "at risk" leverage as of March 31, 2019

◦	9.3x average tangible net book value "at risk" leverage for the quarter

•	6.3% portfolio CPR for the quarter

◦	10.5% average projected portfolio life CPR as of March 31, 2019

•	1.06% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -16 bps of "catch up" premium amortization cost due to change in projected CPR estimates

•	$235 million of 6.875% fixed-to-floating rate preferred equity issued during the quarter

◦	$227 million of proceeds from offering, net of offering cost
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Following the challenging market conditions experienced in the fourth quarter of 2018, financial markets rebounded in the first quarter of 2019, with the S&P 500 recovering almost the entirety of its fourth quarter decline as investor sentiment improved markedly. Weaker economic growth both domestic and abroad, coupled with benign inflation indicators, led the Federal Reserve to adopt a more neutral monetary policy stance, signaling that further rate increases were unlikely in 2019 and that it would maintain a larger balance sheet than previously expected," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "As a result, interest rates decreased materially during the quarter, with the 10-year U.S. Treasury rate declining 28 basis points from 2.69% as of December 31, 2018 to 2.41% as of March 31, 2019. Within the fixed income markets, credit spreads recovered almost all of the fourth quarter widening. Agency MBS also posted a strong quarter but lagged the tightening seen in credit centric products. The bulk of the recovery in Agency MBS valuations relative to U.S. Treasury and interest rate swap hedges was largely the result of lower interest rate volatility and the performance of specified mortgage securities with favorable prepayment characteristics. Despite expected returns having declined modestly quarter over quarter, Agency MBS continue to provide the best risk-adjusted returns among relevant assets, particularly considering the Federal Reserve’s neutral stance, muted interest rate volatility and elevated credit asset valuations. The benign interest rate environment significantly reduces the probability of convexity costs eroding the realized ROE on AGNC's levered Agency MBS position, thus increasing the likelihood of achieving current return expectations."
"Given the outperformance of our Agency MBS portfolio versus hedges, AGNC's economic return on tangible common equity for the first quarter of 2019 was very strong at 7.3%, consisting of $0.54 in dividends and a $0.67 increase in tangible net book value per common share," commented Peter Federico, the Company's President and Chief Operating Officer. "In addition, AGNC generated $0.52 of net spread and dollar roll income, excluding catch-up premium amortization, in the first quarter. Funding costs remained elevated relative to LIBOR and premium amortization expense increased as a result of higher projected prepayments following the significant decline in

AGNC Investment Corp.
April 24, 2019

interest rates over the last two quarters. Looking ahead, with the Federal Reserve expected to hold short term rates steady and an even more dovish stance communicated by the European Central Bank, the LIBOR-repo rate funding dynamic that AGNC enjoyed throughout 2018 is unlikely to return to the previously favorable levels in the near term. Further, we expect dollar roll specialness to remain relatively minimal and amortization expense to remain relatively constant. Against this backdrop, we anticipate reducing our monthly common stock dividend to $0.16 per share beginning with the dividend to be declared in May 2019."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2019, the Company's tangible net book value per common share was $17.23 per share, an increase of 4.0% compared to $16.56 per share as of December 31, 2018 due to wider mortgage spreads and the strong performance of the Company's specified Agency MBS holdings during the quarter.
The Company's tangible net book value per common share excludes $526 million, or $0.98 per common share, of goodwill as of March 31, 2019 and December 31, 2018.

INVESTMENT PORTFOLIO
As of March 31, 2019, the Company's investment portfolio totaled $102.2 billion, comprised of:

•	$100.4 billion of Agency MBS and TBA securities, including:

◦	$99.5 billion of fixed-rate securities, comprised of:

•	$84.5 billion 30-year fixed-rate securities,

•	$3.5 billion 30-year TBA securities,

•	$7.2 billion 15-year securities,

•	$3.5 billion 15-year TBA securities, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$1.0 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities;

•	$1.8 billion of CRT and non-Agency securities.
As of March 31, 2019, 30-year and 15-year fixed-rate Agency securities represented 86% and 10%, of the Company's investment portfolio, respectively, compared to 84% and 12%, respectively, as of December 31, 2018.
As of March 31, 2019, the Company's fixed-rate securities, had a weighted average coupon of 3.83%, compared to 3.84% as of December 31, 2018, comprised of the following weighted average coupons:

•	3.88% for 30-year fixed-rate securities;

•	3.41% for 15-year fixed rate securities; and

•	3.95% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2019, the Company's net TBA position had a total fair value of $7.0 billion and a GAAP net carrying value of $70 million reported in derivative assets/(liabilities) on the Company's

AGNC Investment Corp.
April 24, 2019

balance sheet, compared to a total fair value of $7.3 billion and a GAAP net carrying value of $70 million as of December 31, 2018.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 6.3% for the first quarter, compared to 7.4% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of March 31, 2019 was 10.5%, compared to 7.9% as of December 31, 2018.
The weighted average cost basis of the Company's investment portfolio was 103.3% of par value as of March 31, 2019. Net premium amortization cost on the Company's investment portfolio for the first quarter was $(142) million, or $(0.26) per common share, which includes a "catch-up" premium amortization cost of $(39) million, or $(0.07) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(107) million, or $(0.21) per common share, including a "catch-up" premium amortization cost of $(16) million, or $(0.03) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 3.14% for the first quarter, compared to 3.13% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.31% for the first quarter, compared to 3.21% for the prior quarter. Including TBA securities and excluding "catch-up" premium amortization, the Company's average asset yield for the first quarter was 3.33%, compared to 3.26% for the prior quarter.
For the first quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 2.64%, compared to 2.42% for the prior quarter. The Company's average implied TBA funding cost was 2.60% for the first quarter, compared to 2.32% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the first quarter was 2.27%, compared to 2.09% for the prior quarter.
The Company's annualized net interest spread, including TBA securities and interest rate swaps, was 0.90% for the first quarter, compared to 1.09% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest spread for the first quarter was 1.06%, versus 1.17% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the first quarter of $0.52 per common share, excluding $(0.07) per common share of "catch-up" premium amortization cost, compared to $0.53 per common share for the prior quarter, excluding $(0.03) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
April 24, 2019

LEVERAGE
As of March 31, 2019, $86.3 billion of Agency repurchase agreements, $6.9 billion of TBA dollar roll positions (at cost) and $0.3 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $361 million, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 9.4x as of March 31, 2019, compared to 9.0x as of December 31, 2018. The Company's average "at risk" leverage for the first quarter was 9.3x tangible net book value, compared to 8.4x for the prior quarter.
As of March 31, 2019, the Company's Agency repurchase agreements had a weighted average interest rate of 2.82%, compared to 2.79% as of December 31, 2018, and a weighted average remaining days to maturity of 81 days, compared to 49 days as of December 31, 2018. As of March 31, 2019, $35.6 billion, or 41%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $26.7 billion, or 35%, as of December 31, 2018.
As of March 31, 2019, the Company's Agency repurchase agreements had remaining maturities of:

•	$71.3 billion of three months or less;

•	$2.2 billion from three to six months;

•	$10.0 billion from six to twelve months; and

•	$2.8 billion from one to three years.

HEDGING ACTIVITIES
As of March 31, 2019, 77% of the Company's outstanding balance of Agency repurchase agreements, net TBA position and other debt was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 94% as of December 31, 2018.
As of March 31, 2019, the Company's interest rate swap position totaled $48.2 billion in notional amount, compared to $51.6 billion as of December 31, 2018. The Company's interest rate swap position as of March 31, 2019 included $4.0 billion of forward starting swaps, with an average forward start date of 0.2 years, compared to $5.7 billion and 0.5 years, respectively, as of December 31, 2018. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 2.01%, an average receive rate of 2.69% and an average maturity of 4.3 years as of March 31, 2019, compared to 2.11%, 2.63% and 5.0 years, respectively, as of December 31, 2018. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.96% as of March 31, 2019, compared to 1.98% as of December 31, 2018.
As of March 31, 2019, the Company had payer swaptions outstanding totaling $2.6 billion, compared to $3.5 billion as of December 31, 2018. As of March 31, 2019, the Company had short U.S. Treasury positions outstanding totaling $21.2 billion, compared to $23.4 billion as of December 31, 2018.

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net gain of $120 million in other gain (loss), net, or $0.22 per common share, compared to a net loss of $(971) million, or $(1.93) per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:

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April 24, 2019

•	$60 million of net realized gains on sales of investment securities;

•	$1,060 million of net unrealized gains on investment securities measured at fair value through net income;

•	$83 million of interest rate swap periodic income;

•	$(679) million of net losses on interest rate swaps;

•	$(27) million of net losses on interest rate swaptions;

•	$(456) million of net losses on U.S. Treasury positions;

•	$19 million of TBA dollar roll income;

•	$64 million of net mark-to-market gains on TBA mortgage positions; and

•	$(4) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $400 million, or $0.75 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $361 million, or $0.71 per common share, of other comprehensive income for the prior quarter.

COMMON STOCK DIVIDENDS
During the first quarter, the Company declared dividends of $0.18 per share to common stockholders of record as of January 31, February 28 and March 29, 2019, respectively, totaling $0.54 per share for the quarter, which were paid on February 11, March 11, and April 9, 2019, respectively. Since its May 2008 initial public offering through the first quarter of 2019, the Company has declared a total of $8.8 billion in common stock dividends, or $39.86 per common share.
Subsequent to the first quarter, the Company declared a dividend of $0.18 per share to common stockholders of record as of April 30, 2019, which will be paid on May 9, 2019. The Company also announced an anticipated reduction of its monthly dividend to common stockholders to $0.16 per common share, or $0.48 per quarter, beginning with the dividend to be declared in May 2019.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $89,471, $78,619, $67,889, $51,356 and $51,434, respectively)	$93,044	$82,291	$70,408	$55,524	$54,141
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	425	436	453	587	621
Credit risk transfer securities, at fair value (including pledged securities of $142, $141, $44, $0 and $0, respectively)	1,129	1,012	997	936	884
Non-Agency securities, at fair value (including pledged securities of $45, $45, $0, $0 and $0, respectively)	672	548	507	60	36
U.S. Treasury securities, at fair value (including pledged securities of $121, $0, $45, $0 and $0, respectively)	121	46	109	—	224
REIT equity securities, at fair value	—	—	—	46	42
Cash and cash equivalents	929	921	1,071	863	972
Restricted cash	517	599	456	447	386
Derivative assets, at fair value	253	273	412	458	410
Receivable for investment securities sold (including pledged securities of $439, $489, $443, $31 and $0, respectively)	439	489	524	31	—
Receivable under reverse repurchase agreements	20,430	21,813	16,309	13,306	10,770
Goodwill and other intangible asset, net	526	526	526	550	550
Other assets	322	287	259	330	185
Total assets	$118,807	$109,241	$92,031	$73,138	$69,221
Liabilities:
Repurchase agreements	$86,685	$75,717	$65,734	$48,839	$48,956
Debt of consolidated variable interest entities, at fair value	266	275	291	313	336
Payable for investment securities purchased	1,125	1,204	23	1,503	457
Derivative liabilities, at fair value	53	84	62	6	32
Dividends payable	107	106	95	87	80
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	19,275	21,431	15,549	12,898	10,352
Accounts payable and other liabilities	795	518	650	450	670
Total liabilities	108,306	99,335	82,404	64,096	60,883
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $735, $500, $500, $500 and $500, respectively	711	484	484	484	484
Common stock - $0.01 par value; 536.3, 536.3, 477.8, 434.1 and 391.3 shares issued and outstanding, respectively	5	5	5	4	4
Additional paid-in capital	13,795	13,793	12,785	11,964	11,174
Retained deficit	(3,467)	(3,433)	(2,343)	(2,299)	(2,358)
Accumulated other comprehensive loss	(543)	(943)	(1,304)	(1,111)	(966)
Total stockholders' equity	10,501	9,906	9,627	9,042	8,338
Total liabilities and stockholders' equity	$118,807	$109,241	$92,031	$73,138	$69,221

Tangible net book value per common share [1]	$17.23	$16.56	$18.00	$18.41	$18.63

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest income:
Interest income	$705	$604	$500	$414	$431
Interest expense	541	418	312	237	206
Net interest income	164	186	188	177	225
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	60	(21)	(40)	(74)	(2)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	1,060	683	(363)	(94)	(523)
Gain (loss) on derivative instruments and other securities, net	(1,000)	(1,633)	430	298	738
Management fee income	—	—	46	4	4
Total other gain (loss), net	120	(971)	73	134	217
Expenses:
Compensation and benefits	10	11	14	10	10
Other operating expense	9	8	31	8	8
Total operating expense	19	19	45	18	18
Net income (loss)	265	(804)	216	293	424
Dividend on preferred stock	10	9	9	9	9
Net income (loss) available (attributable) to common stockholders	$255	$(813)	$207	$284	$415

Net income (loss)	$265	$(804)	$216	$293	$424
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	400	361	(193)	(145)	(621)
Comprehensive income (loss)	665	(443)	23	148	(197)
Dividend on preferred stock	10	9	9	9	9
Comprehensive income (loss) available (attributable) to common stockholders	$655	$(452)	$14	$139	$(206)

Weighted average number of common shares outstanding - basic	536.7	504.2	462.3	404.9	391.3
Weighted average number of common shares outstanding - diluted	537.2	504.2	462.7	405.2	391.5
Net income (loss) per common share - basic	$0.48	$(1.61)	$0.45	$0.70	$1.06
Net income (loss) per common share - diluted	$0.47	$(1.61)	$0.45	$0.70	$1.06
Comprehensive income (loss) per common share - basic and diluted	$1.22	$(0.90)	$0.03	$0.34	$(0.53)
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$0.54

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net interest income:
Interest income	$705	$604	$500	$414	$431
Interest expense	541	418	312	237	206
GAAP net interest income	164	186	188	177	225
TBA dollar roll income, net [3,4]	19	27	68	70	62
Interest rate swap periodic income (cost), net [3,9]	83	63	56	41	(9)
Other interest and dividend income [3]	3	—	1	1	1
Adjusted net interest and dollar roll income	269	276	313	289	279
Other operating income (expense):
Operating expense	(19)	(19)	(45)	(18)	(18)
Less non-recurring write-off of intangible asset and other expenses associated with termination of management agreement	—	1	26	—	—
Management fee income	—	—	46	4	4
Less management agreement termination fee income	—	—	(42)	—	—
Total operating income (expense), net	(19)	(18)	(15)	(14)	(14)
Net spread and dollar roll income	250	258	298	275	265
Dividend on preferred stock	10	9	9	9	9
Net spread and dollar roll income available to common stockholders	240	249	289	266	256
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	39	16	(6)	(12)	(21)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$279	$265	$283	$254	$235

Weighted average number of common shares outstanding - basic	536.7	504.2	462.3	404.9	391.3
Weighted average number of common shares outstanding - diluted	537.2	504.7	462.7	405.2	391.5
Net spread and dollar roll income per common share - basic	$0.45	$0.49	$0.63	$0.66	$0.65
Net spread and dollar roll income per common share - diluted	$0.45	$0.49	$0.62	$0.66	$0.65
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.52	$0.53	$0.61	$0.63	$0.60
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.52	$0.53	$0.61	$0.63	$0.60

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income/(loss)	$265	$(804)	$216	$293	$424
Book to tax differences:
Premium amortization, net	54	15	(21)	(22)	(23)
Realized gain/loss, net	627	928	(291)	(221)	(652)
Net capital loss/(utilization of net capital loss carryforward)	(12)	(105)	(67)	109	245
Unrealized (gain)/loss, net	(719)	140	316	(46)	108
Other	(9)	(1)	(2)	—	(13)
Total book to tax differences	(59)	977	(65)	(180)	(335)
Estimated REIT taxable income	206	173	151	113	89
Dividend on preferred stock	10	9	9	9	9
Estimated REIT taxable income, net of preferred stock dividend	$196	$164	$142	$104	$80
Weighted average number of common shares outstanding - basic	536.7	504.2	462.3	404.9	391.3
Weighted average number of common shares outstanding - diluted	537.2	504.7	462.7	405.2	391.5
Estimated REIT taxable income per common share - basic	$0.37	$0.33	$0.31	$0.26	$0.20
Estimated REIT taxable income per common share - diluted	$0.36	$0.32	$0.31	$0.26	$0.20

Beginning cumulative non-deductible net capital loss	$182	$644	$711	$602	$357
Increase (decrease) in net capital loss carryforward [5]	(12)	(462)	(67)	109	245
Ending cumulative non-deductible net capital loss	$170	$182	$644	$711	$602
Ending cumulative non-deductible net capital loss per common share	$0.32	$0.34	$1.35	$1.64	$1.54

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$705	$604	$500	$414	$431
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	39	16	(6)	(12)	(21)
TBA dollar roll income - implied interest income [3,7]	71	74	162	144	120
Economic interest income, excluding "catch-up" premium amortization	815	694	656	546	530
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(541)	(418)	(312)	(237)	(206)
TBA dollar roll income - implied interest expense [3,6]	(52)	(47)	(94)	(74)	(58)
Interest rate swap periodic income (cost) [3,9]	83	63	56	41	(9)
Economic interest expense	(510)	(402)	(350)	(270)	(273)
Other interest and dividend income [3]	3	—	1	1	1
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$308	$292	$307	$277	$258

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.14%	3.13%	3.11%	2.99%	3.05%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.17%	0.08%	(0.04)%	(0.08)%	(0.15)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.31%	3.21%	3.07%	2.91%	2.90%
TBA securities - average implied asset yield [7]	3.55%	3.66%	3.54%	3.41%	3.08%
Average asset yield, excluding "catch-up" premium amortization [8]	3.33%	3.26%	3.18%	3.02%	2.94%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	2.64%	2.42%	2.20%	1.99%	1.69%
TBA securities - average implied funding cost [6]	2.60%	2.32%	2.05%	1.75%	1.49%
Average cost of funds, before interest rate swap periodic (income) cost [8]	2.64%	2.41%	2.18%	1.92%	1.62%
Interest rate swap periodic (income) cost of funds [10]	(0.37)%	(0.32)%	(0.30)%	(0.25)%	0.06%
Average total cost of funds	2.27%	2.09%	1.88%	1.67%	1.68%
Average net interest spread, excluding "catch-up" premium amortization	1.06%	1.17%	1.30%	1.35%	1.26%

AGNC Investment Corp.
April 24, 2019

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$92,502	$81,753	$69,844	$55,119	$53,696
Other Agency MBS, at fair value - as of period end	$967	$974	$1,017	$992	$1,066
Credit risk transfer securities, at fair value - as of period end	$1,129	$1,012	$997	$936	$884
Non-Agency MBS, at fair value - as of period end	$672	$548	$507	$60	$36
Total investment securities, at fair value - as of period end	$95,270	$84,287	$72,365	$57,107	$55,682
Total investment securities, at cost - as of period end	$95,090	$85,569	$74,691	$58,875	$57,211
Total investment securities, at par - as of period end	$92,091	$82,693	$71,844	$56,320	$54,625
Average investment securities, at cost	$89,952	$77,182	$64,346	$55,329	$56,573
Average investment securities, at par	$87,021	$74,395	$61,696	$52,856	$53,986
TBA securities:
Net TBA portfolio - as of period end, at fair value	$6,955	$7,322	$9,393	$20,003	$13,611
Net TBA portfolio - as of period end, at cost	$6,885	$7,252	$9,436	$19,898	$13,529
Net TBA portfolio - as of period end, carrying value	$70	$70	$(43)	$105	$82
Average net TBA portfolio, at cost	$8,002	$8,066	$18,270	$16,912	$15,585
Average repurchase agreements and other debt [13]	$82,070	$68,499	$56,265	$47,823	$49,567
Average stockholders' equity [14]	$10,186	$9,634	$9,345	$8,652	$8,535
Tangible net book value per common share [1]	$17.23	$16.56	$18.00	$18.41	$18.63
Tangible net book value "at risk" leverage - average [15]	9.3:1	8.4:1	8.5:1	8.0:1	8.2:1
Tangible net book value "at risk" leverage - as of period end [16]	9.4:1	9.0:1	8.2:1	8.3:1	8.2:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.89%	3.82%	3.77%	3.69%	3.70%
Average asset yield	3.14%	3.13%	3.11%	2.99%	3.05%
Average asset yield, excluding "catch-up" premium amortization	3.31%	3.21%	3.07%	2.91%	2.90%
Average coupon - as of period end	3.88%	3.86%	3.82%	3.74%	3.70%
Average asset yield - as of period end	3.29%	3.31%	3.22%	3.03%	2.93%
Average actual CPR for securities held during the period	6.3%	7.4%	9.7%	9.7%	8.6%
Average forecasted CPR - as of period end	10.5%	7.9%	6.8%	7.1%	7.6%
Total premium amortization, net	$(142)	$(107)	$(81)	$(74)	$(69)
TBA securities - average implied asset yield [7]	3.55%	3.66%	3.54%	3.41%	3.08%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [8]	3.33%	3.26%	3.18%	3.02%	2.94%
Cost of funds:
Repurchase agreements - average funding cost	2.64%	2.42%	2.20%	1.99%	1.69%
TBA securities - average implied funding cost [6]	2.60%	2.32%	2.05%	1.75%	1.49%
Interest rate swaps - average periodic (income) cost of funds [10]	(0.37)%	(0.32)%	(0.30)%	(0.25)%	0.06%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic (income) cost [8]	2.27%	2.09%	1.88%	1.67%	1.68%
Repurchase agreements - average funding cost as of period end	2.82%	2.79%	2.30%	2.18%	1.82%
Interest rate swaps - average net pay/(receive) rate as of period end [17]	(0.68)%	(0.52)%	(0.32)%	(0.41)%	(0.08)%
Net interest spread:
Combined investment and TBA securities average net interest spread	0.90%	1.09%	1.33%	1.42%	1.38%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.06%	1.17%	1.30%	1.35%	1.26%
Expenses % of average stockholders' equity - annualized [18]	0.75%	0.75%	0.81%	0.83%	0.84%
Economic return (loss) on tangible common equity - unannualized [19]	7.3%	(5.0)%	0.7%	1.7%	(2.6)%

AGNC Investment Corp.
April 24, 2019

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill and other intangible asset, net.

2.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

4.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount is net of TBAs used for hedging purposes. Amount excludes TBA mark-to-market adjustments.

5.	Includes decrease in net capital loss carryforwards due to expiration of unutilized net capital loss carryforwards from prior years.

6.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

7.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 6) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average TBA cost basis outstanding for the period.

8.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

9.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible asset at period end. Leverage excludes U.S. Treasury repurchase agreements.

17.	Includes forward starting swaps not yet in effect as of reported period-end.

18.
Annualized Q4 2018 and Q3 2018 operating expenses exclude the non-recurring write-off of the intangible asset and other expenses associated with sale of MTGE Investment Corp. and the resulting termination of the Company's management agreement with MTGE.

19.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 25, 2019 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2019 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
April 24, 2019

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 25, 2019. In addition, there will be a phone recording available one hour after the live call on April 25, 2019 through May 9, 2019. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10129960.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and dividend income from REIT equity securities (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure), which are adjusted to exclude non-recurring termination fee income and one-time expenses associated with the termination of the Company's management agreement with MTGE Investment Corp. "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further

AGNC Investment Corp.
April 24, 2019

excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such 'catch-up' cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.